UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
INTELLIGENT SYSTEMS CORPORATION
(Exact name of Registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	1-9330 Commission file number	58-1964787 (I.R.S. Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia		30093

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (770) 381-2900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1 ASSET PURCHASE AGREEMENT
EX-99.1 PRESS RELEASE

Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 1, 2006, Intelligent Systems Corporation (the “Company”) completed the sale of the business and certain assets of its QS Technologies, Inc. (“QS”) subsidiary to Netsmart Public Health, Inc. and its parent company, Netsmart Technologies, Inc. (“Buyer”). The sale is effective as of July 31, 2006.
The QS subsidiary is involved in the design, development, sale and support of software and services for the public health industry. The Company sold certain assets used in the QS business, consisting principally of intangibles (including but not limited to intellectual property, goodwill and contracts), furniture and equipment, prepaid expenses and work-in-process for a combination of $1.9 million in cash, a promissory note of Buyer in the amount of $1.435 million and the assumption by Buyer of approximately $1.8 million in net liabilities of QS. The Company retained accounts receivable and cash of QS Technologies aggregating approximately $2 million.
The promissory note bears interest at the rate of 8.25 percent annually and is payable in thirty-six monthly payments of $45,133 beginning September 1, 2006. The principal amount of the note is subject to adjustment based on revenue and earnings of the QS operations for the period from August 1, 2006 through December 31, 2006.
In addition, the transaction provides for contingent payments to the Company of up to $1.45 million in 2008 based on the attainment by the QS operation of certain levels of revenue and bookings in 2007.
The Company will furnish pro forma financial information related to the transaction in an amendment to this Form 8-K within 71 calendar days of the date of this Form 8-K.
Item 7.01. Regulation FD Disclosure.
On August 2, 2006, Intelligent Systems Corporation issued a press release disclosing the sale of the QS Technologies’ business and assets. A copy of the August 2, 2006 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
Exhibit 2.1 Asset Purchase Agreement dated as of July 31, 2006 by and between QS Technologies, Inc. and Intelligent Systems Corporation, as Sellers, and Netsmart Public Health, Inc. as Buyer and Netsmart Technologies, Inc.
Exhibit 99.1 Press Release issued by Intelligent Systems Corporation dated August 2, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2006	INTELLIGENT SYSTEMS CORPORATION
(Registrant)

	By:	/s/ Bonnie L. Herron Bonnie L. Herron
Chief Financial Officer
Exhibit Index

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of July 31, 2006 by and between QS Technologies, Inc. and Intelligent Systems Corporation, as Sellers, and Netsmart Public Health, Inc. as Buyer and Netsmart Technologies, Inc.

99.1	Press release issued by Intelligent Systems Corporation on August 2, 2006

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